Exhibit 99.1
The J. M. Smucker Company Announces Cash Tender Offers
December 3, 2024
ORRVILLE, Ohio, December 3, 2024 /PRNewswire/ — The J. M. Smucker Company (the “Company”) (NYSE: SJM) today announced that it has commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) for the maximum principal amount of validly tendered (and not validly withdrawn) notes set forth below (collectively, the “Notes”), such that the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes will not exceed $300 million.
The Offers are being made pursuant to an Offer to Purchase, dated December 3, 2024 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers.
A summary of the Offers to purchase the Notes is outlined below:

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security(2)	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Premium(3)
1	2.750% Senior Notes due 2041	832696AV0	$300,000,000	4.625% UST due 11/15/2044	FIT 1	+85	$30
2	3.550% Senior Notes due 2050	832696AT5	$300,000,000	4.250% UST due 8/15/2054	FIT 1	+95	$30
3	2.125% Senior Notes due 2032	832696AU2	$500,000,000	4.250% UST due 11/15/2034	FIT 1	+50	$30
4	4.375% Senior Notes due 2045	832696AP3	$600,000,000	4.625% UST due 11/15/2044	FIT 1	+85	$30
5	5.900% Senior Notes due 2028*	832696AW8	$750,000,000	4.125% UST due 11/30/2029	FIT 1	+30	$30

(1)The Company is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offer for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $300 million using a “waterfall” methodology under which the Company will accept the Notes in order of their respective Acceptance Priority Levels (as defined below).
(2)The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase. The Early Tender Premium (as defined below) of $30 per $1,000 principal amount is included in the Total Consideration for each series of Notes set forth above and does not constitute an additional or increased payment. Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.
(3)Per $1,000 principal amount.
* Denotes a series of Notes for which the calculation of the applicable Total Consideration may be performed, subject to market practice, using the present value of such Notes as determined at the Price Determination Time (as defined in the Offer to Purchase) as if the principal amount of Notes had been due on the applicable Par Call Date (as defined in the Offer to Purchase) of such series rather than the maturity date.

Exhibit 99.1
Each Offer is scheduled to expire at 5:00 p.m., New York City time, on January 2, 2025, unless extended or earlier terminated by the Company (such date and time, as the same may be extended or earlier terminated with respect to each Offer, the “Expiration Time”). To receive the Total Consideration, holders of the Notes must validly tender and not validly withdraw Notes at or prior to 5:00 p.m., New York City time, on December 16, 2024, unless such deadline is extended with respect to the applicable Offer(s) (such date and time, as the same may be extended with respect to each Offer, the “Early Tender Time”), to be eligible to receive the Total Consideration. Tenders of Notes may not be validly withdrawn after 5:00 p.m., New York City time, on December 16, 2024 (the “Withdrawal Deadline”), unless extended by the Company with respect to the applicable Offer. After such time, Notes validly tendered may not be validly withdrawn unless such deadline is extended with respect to the applicable Offer, except in certain limited circumstances where additional withdrawal rights are required by law. Payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase at or prior to the Early Tender Time are expected to settle on December 19, 2024 (the “Early Settlement Date”).
The consideration paid in each of the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Holders who validly tender and do not validly withdraw Notes at or prior to the Early Tender Time that are accepted for purchase will be eligible to receive the “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). The Early Tender Premium is included in the Total Consideration for each series of Notes and does not constitute an additional or increased payment. Holders who validly tender Notes after the Early Tender Time but at or prior to the Expiration Time and whose Notes are accepted for purchase will be entitled to receive the Total Consideration minus the Early Tender Premium. In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date, payable on the settlement date.
The Company will accept for purchase for cash the maximum principal amount of validly tendered (and not validly withdrawn) Notes for which the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes does not exceed $300 million (the “Offer Cap”). Subject to the satisfaction or waiver of the conditions of the Offers, Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time will be accepted based on the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). All Notes tendered prior to or at the Early Tender Time will have priority over Notes tendered after the Early Tender Time, regardless of the Acceptance Priority Levels of the Notes tendered after the Early Tender Time. Subject to applicable law, the Company may increase, decrease or waive the Offer Cap, as provided in the Offer to Purchase.
Subject to the satisfaction or waiver of the conditions of the Offers, the “Acceptance Priority Procedures” will operate as follows: (1) at the Early Settlement Date, the Company will accept for purchase all Notes of each Series validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline, starting with the 2.750% Senior Notes due 2041 (which have an Acceptance Priority Level of 1), followed by the 3.550% Senior Notes due 2050 (which have an Acceptance Priority Level of 2), followed by the 2.125% Senior Notes due 2032 (which have an Acceptance Priority Level of 3), followed by the 4.375% Senior Notes due 2045 (which have an Acceptance Priority Level of 4), followed by the 5.900% Senior Notes due 2028 (which have an Acceptance Priority Level of 5), subject to the Offer Cap; and (2) on January 6, 2025 (the “Final Settlement Date”), to the extent the Company has not already accepted Notes with an aggregate purchase price payable in respect of such Notes equal to the Offer Cap, it will accept for purchase validly tendered and not validly withdrawn Notes of each Series not previously purchased on the Early Settlement Date starting with the 2.750% Senior Notes due 2041, followed by the 3.550% Senior Notes due 2050, followed by the 2.125% Senior Notes due 2032, followed by the 4.375% Senior Notes due 2045, followed by the 5.900% Senior Notes due 2028 in accordance with their respective Acceptance Priority Levels, subject to the Offer Cap.
None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered. The Company’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or the Company’s waiver of, the conditions described in the Offer to Purchase.

Exhibit 99.1
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.
Goldman Sachs & Co. LLC and J.P Morgan Securities LLC are serving as Dealer Managers for the Offers (each, a “Dealer Manager” and together, the “Dealer Managers”). Questions regarding the Offers may be directed to Goldman Sachs at (800) 828-3182 (toll free) or (212) 357-1452 (collect) or to J.P Morgan at (866) 834-4666 (toll free) or (212) 834-3554 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at SJM@dfking.com or the following telephone numbers: banks and brokers at (212) 269-5550; all others toll free at (866) 620-2535.
The J. M. Smucker Company Forward-Looking Statements
This press release (“Release”) includes certain forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases. Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the information presented in this Release, as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: our ability to successfully integrate Hostess Brands’ operations and employees and to implement plans and achieve financial forecasts with respect to the Hostess Brands’ business; our ability to realize the anticipated benefits, including synergies and cost savings, related to the Hostess Brands acquisition, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; disruption from the acquisition of Hostess Brands by diverting the attention of our management and making it more difficult to maintain business and operational relationships; the negative effects of the acquisition of Hostess Brands on the market price of our common shares; the amount of the costs, fees, expenses, and charges and the risk of litigation related to the acquisition of Hostess Brands; the effect of the acquisition of Hostess Brands on our business relationships, operating results, ability to hire and retain key talent, and business generally; disruptions or inefficiencies in our operations or supply chain, including any impact caused by product recalls, political instability, terrorism, geopolitical conflicts (including the ongoing conflicts between Russia and Ukraine and Israel and Hamas), extreme weather conditions, natural disasters, pandemics, work stoppages or labor shortages (including potential strikes along the U.S. East and Gulf coast ports and potential impacts related to the duration of a recent strike at our Buffalo, New York manufacturing facility), or other calamities; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either our products or our competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies we employ to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; our ability to achieve cost savings related to our restructuring and cost management programs in the amounts and within the time frames currently anticipated; our ability to generate sufficient cash flow to continue operating under our capital deployment model, including capital expenditures, debt repayment to meet our deleveraging objectives, dividend payments, and share repurchases; a change in outlook or downgrade in our public credit ratings by a rating agency below investment grade; our ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in our business, including product innovation; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; our ability to attract and retain key talent; the concentration of certain of our businesses with key customers and suppliers, including primary or single-source suppliers of certain key raw materials and finished goods, and our ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets;

Exhibit 99.1
the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of our or our suppliers’ information technology systems, including, but not limited to, ransomware attacks; foreign currency exchange rate and interest rate fluctuations; and risks related to other factors described under “Risk Factors” in other reports and statements we have filed with the SEC. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.
About The J. M. Smucker Company
At The J. M. Smucker Company, it is our privilege to make food people and pets love by offering a diverse family of brands available across North America. We are proud to lead in the coffee, peanut butter, fruit spreads, frozen handheld, sweet baked goods, dog snacks and cat food categories by offering brands consumers trust for themselves and their families each day, including Folgers®, Dunkin'®, Café Bustelo®, Jif®, Uncrustables®, Smucker's®,  Hostess®, Milk-Bone® and Meow Mix®. Through our unwavering commitment to producing high quality products, operating responsibly and ethically and delivering on our Purpose, we will continue to grow our business while making a positive impact on society.
The J. M. Smucker Company is the owner of all trademarks referenced herein, except for Dunkin'®, which is a trademark of DD IP Holder LLC.  The Dunkin'® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels, such as grocery stores, mass merchandisers, club stores, e-commerce and drug stores, as well as in certain away from home channels. This information does not pertain to products for sale in Dunkin'® restaurants.

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